Exhibit 99.B(d)(87)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Wellington Management Company, LLP

As of November 12, 2003, as amended May 31, 2006

SEI INSTITUTIONAL MANAGED TRUST

Real Estate Fund
Enhanced Income Fund

Agreed and Accepted:

SEI Investments Management Corporation	Wellington Management Company, LLP

By:	By:
/s/ Sofia A. Rosala	/s/ Jonathan M. Payson

Name:	Name:
Sofia A. Rosala	Jonathan M. Payson

Title:	Title:
Vice President	Senior Vice President

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Wellington Management Company, LLP

As of November 12, 2003 as amended May 31, 2006

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Real Estate Fund
Enhanced Income Fund

Agreed and Accepted:

SEI Investments Management Corporation	Wellington Management Company, LLP

By:	By:
/s/ Sofia A. Rosala	/s/ Jonathan M. Payson

Name:	Name:
Sofia A. Rosala	Jonathan M. Payson

Title:	Title:
Vice President	Senior Vice President